Exhibit 99.36

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS WARRANT DOES NOT REQUIRE PHYSICAL SURRENDER OF THE WARRANT IN THE EVENT OF A PARTIAL EXERCISE.  AS A RESULT, FOLLOWING ANY EXERCISE OF ANY PORTION OF THIS WARRANT, THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT MAY BE EXERCISED MAY BE LESS THAN THE NUMBER OF SHARES SET FORTH BELOW.

Issuance Date: October 31, 2008, as amended December 6, 2011

POLYMET MINING CORP.

AMENDED AND RESTATED EXCHANGE WARRANT

WARRANT ("WARRANT") TO PURCHASE COMMON SHARES, WITHOUT PAR VALUE ("COMMON SHARES")

This is to certify that, FOR VALUE RECEIVED, GLENCORE AG (the "Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from POLYMET MINING CORP., a corporation incorporated under the laws of British Columbia (the "Company"), at any time and from time to time after the issuance hereof but not later than 11:59 P.M., Eastern time, on the earlier of (i) the date that is 10 Business Days after the date on which the Company and/or the Issuer has Senior Construction Financing (as defined in the Purchase Agreement) made available for its NorthMet Mine and the Erie Plant facilities in St. Louis County, Minnesota (the "NorthMet Project"), in form and substance satisfactory to the Warrantholder, acting reasonably, and all permits required to commence construction of the NorthMet Project, in form and substance satisfactory to the Warrantholder acting reasonably, and (ii) September 30, 2014 (such earlier date being, the "Expiration Date"), a number of Common Shares (the "Warrant Shares") equal to the Principal Amount and accrued interest on the Exercise Date divided by one dollar and fifty cents in United States currency (USD$1.50), subject to adjustment as provided herein (the "Exercise Price").  The number of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as described herein.

1.	Definitions

This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated October 31, 2008 between the Company and the Warrantholder, as amended.  Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.  For purposes hereof, the following terms shall have the meanings ascribed to them below:

"1933 Act" has the meaning given to it in Section 4.

"Aggregate Consideration" has the meaning given to it in Section 12(l)(i).

"Amendment and Waiver" means the amendment and waiver agreement dated November 30, 2011 between the Company, Issuer and Warrantholder.

"Bonus Issue" means any issue of Common Shares credited as fully paid to the Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than a Dividend in Common Shares.

"Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York, Vancouver, British Columbia or Zug, Switzerland are authorized or required by law or executive order to remain closed.

"Canadian Securities Laws" means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, rules, multilateral or national instruments, orders, rulings and other regulatory instruments issued or adopted by the Securities Commissions.

"Capital Reorganization" has the meaning given to it in Section 12(r).

"Common Shares" means the Company's common shares, without par value.

"Company" means PolyMet Mining Corp., a corporation incorporated pursuant to the laws of British Columbia.

"Consideration per Common Share" has the meaning given to it in Section 12(l)(i).

"Convertible Securities" means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, Common Shares.

"Current Market Price" means, in respect of a Common Share at a particular date, the arithmetic average of the Volume Weighted Average Price per Common Share for each of the twenty (20) consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the "Relevant Period"), provided that:

(a)
if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(i)
if the Common Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Common Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of Canada); or

(ii)
if the Common Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(b)
if on each of the twenty (20) Exchange Business Days during the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or entitlement) which has been declared or announced but the Common Shares to be issued do not rank for that Dividend (or entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Common Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of Canada); and

(c)
if the Volume Weighted Average Price is not available on each of the twenty (20) Exchange Business Days during the Relevant Period, then the arithmetic average of the Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to the Volume Weighted Average Price being available on at least ten (10) such Exchange Business Days); and

(d)	if the Volume Weighted Average Price is not available on at least ten (10) Exchange Business Days in the Relevant Period, then the Current Market Price shall be Determined by an Expert.

"Debt Assignment" has the meaning given to it in Section 5(e).

"Debt Assignment Agreement" has the meaning given to it in Section 5(e).

"Debentures" means the Issuer's Floating Rate Secured Debentures as amended from time to time, due on the earlier to occur of (i) the date that Polymet obtains Senior Construction Financing for its NorthMet Project, in form and substance satisfactory to the Warrantholder, acting reasonably, and obtains all permits required to commence construction of the NorthMet Project, in form and substance satisfactory to the Warrantholder, acting reasonably, and (ii) September 30, 2014.

"Determined by an Expert" means determined in good faith by an Expert acting as an expert.

"Dividend" means any dividend or distribution of any kind on the class of capital represented by the Shares, whether in cash or otherwise and however described:

(a)	including a Dividend in Shares;

(b)	excluding a Bonus Issue;

(c)	including a purchase or redemption of Common Shares as described in Section 12(a)(i) (Dividends - Share Repurchases); and

(d)	including any other issue of shares or other securities credited as fully or partly paid by way of capitalization of profits or reserves.

"Dividend in Shares" means any issue of Common Shares credited as fully paid to the Shareholders by way of capitalization of profits or reserves which is to be, or may at the election of the Shareholders be, issued instead of the whole or any part of a cash Dividend which the Shareholders concerned would or could otherwise have received.

"DTC" has the meaning given to it in Section 5(a).

"DWAC" has the meaning given to it in Section 5(a).

"Exchange Business Day" means any day that is a trading day on the Principal Market other than a day on which the Principal Market is scheduled to close prior to its regular weekday closing time.

"Exercise Agreement" has the meaning given to it in Section 5(a).

"Exercise Date" means a day on which this Warrant is exercised in whole or in part pursuant to Section 5(a).

"Exercise Price" has the meaning given to it in the first paragraph of this Warrant.

"Expert" means, in relation to any matter to be Determined by an Expert, an investment bank and/or a firm of accountants which is, in either case, of international repute, and independent of the Company and the Warrantholder, selected by the Warrantholder and acceptable to the Company, acting reasonably, and appointed to act as an expert for the purposes of such matter in accordance with the provisions of this Warrant.

"Expiration Date" has the meaning given to it in the first paragraph of this Warrant.

"Fair Market Value" means:

(a)	with respect to a cash Dividend or other cash amount the amount of such cash; and

(b)	with respect to any other property on any date, the fair market value of that property,

provided, however, that in any such case:

(c)
where options, warrants or other rights are publicly traded in a market, the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five (5) trading days on the relevant market commencing on such date (or, if later, the first such trading day such options, warrants or other rights are publicly traded) or such shorter period as such options, warrants or other rights are publicly traded;

(d)
any cash Dividend declared or paid in a currency other than U.S. dollars shall be converted into U.S. dollars at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid the cash Dividend in U.S. dollars; and

(e)	any other amount or value in a currency other than U.S. dollars shall be converted into U.S. dollars at the Screen Rate on that date.

"Governmental Authority" means any government (including any federal, provincial, state, territorial, municipal or local government) or political subdivision or any agency, authority, bureau, regulatory or administrative authority, central bank, monetary authority, commission, department or instrumentality thereof, the TSX and the NYSE AMEX  or any other public securities exchange, or any court, tribunal, judicial entity, or arbitrator, whether foreign or domestic.

"Issuer" means Poly Met Mining, Inc., a corporation incorporated pursuant to the laws of Minnesota.

"Number of Common Shares" has the meaning given to it in Section 12(l)(i).

"NYSE AMEX" means the NYSE AMEX formerly New York Stock Exchange Alternext US.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

"Principal Amount" has the meaning given to it in the Debentures.

"Principal Market" means the NYSE AMEX or such other principal market or exchange on which the Common Shares are then listed for trading.

"Purchase Agreement" means the purchase agreement, as amended, between the Company, the Issuer and the Warrantholder dated October 31, 2008 pursuant to which the Debentures and the Warrant were originally issued.

"Record Date" means, in respect of any entitlement to receive any dividend or other distribution declared, paid or made, or any rights granted, the record date or other due date for the establishment of the relevant entitlement.

"Relevant Period" has the meaning given to it in the definition of Current Market Price.

"Right" means any right, privilege, power, immunity or other interest or remedy of any kind.

"Screen Rate" means, on any day, and in respect of the translation or conversion of one currency into another currency, the rate of exchange between such currencies appearing on Reuters page ECB 37 at or about 11:00 a.m. London time on that day, or if that page is not available or that rate of exchange does not appear on that page at or about that time on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner as the Warrantholder shall determine, with the prior written approval of the Company.

"Securities Commissions" means, collectively, the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

"Securities Rights" means, in respect of any securities or assets, any options, warrants or other rights (other than Share-Related Securities) which by their terms of issue carry a right to subscribe for, purchase or otherwise acquire such securities or assets.

"Share-Related Securities" means any securities which by their original terms of issue:

(a)	carry a right to subscribe for, purchase or otherwise acquire Common Shares or any securities which by their terms of issue might be redesignated as Common Shares; or

(b)	are capable of being redesignated as Common Shares or redesignated so as to carry a right to subscribe for, purchase or otherwise acquire Common Shares.

"Shareholder" means the person in whose name a Common Share is for the time being registered in the register of share ownership maintained by or on behalf of the Company.

"Share Repurchase Threshold" has the meaning given to it in Section 12(a)(i).

"TSX" means the Toronto Stock Exchange.

"Transfer Agent" has the meaning given to it in Section 10(a).

"Volume Weighted Average Price" means, in respect of a Common Share on any Exchange Business Day, the volume-weighted price of a Common Share appearing on or derived from the Bloomberg "Equity VWAP" page (or such other source as shall be Determined by an Expert) on such Exchange Business Day:

(a)
if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share in respect of such Exchange Business Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined; and

(b)
if any Dividend or other entitlement in respect of the Common Shares is announced on or prior to the relevant Exercise Date in circumstances where the Record Date in respect of such Dividend or other entitlement shall be on or after the relevant Exercise Date and if on any such Exchange Business Day the price as determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other cash entitlement as at the date of announcement of such Dividend or entitlement per Share.

"Warrantholder" means Glencore AG and its successors and permitted assigns.

"Warrant Shares" means the Common Shares into which this Warrant is exercisable, subject to adjustment as provided herein.

2.	Interpretation

In this Warrant:

(a)	a word importing the masculine, feminine or neuter gender also includes members of the other genders;

(b)	a word defined in or importing the singular number has the same meaning when used in the plural number, and vice versa;

(c)	a word importing persons shall include partnerships and corporations;

(d)	the headings to each section are inserted for convenience of reference only and do not form part of this Warrant;

(e)	all dollar amounts shall be in dollars of the United States of America unless otherwise specified; and

(f)	"including" means "including without limitation".

3.	Registration

The Company shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

4.	Transfers

As provided herein, this Warrant may be transferred in a transaction subject to United States securities laws only pursuant to a registration statement filed under the 1933 Act or an exemption from registration thereunder.  Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and, if a partial transfer, a new Warrant shall be issued to the transferor, and the surrendered Warrant shall be canceled by the Company.

5.	Exercise of Warrant

(a)
Exercise of Warrant.  Subject to the provisions hereof and subject to the receipt of the necessary approvals under the Hart-Scott-Rodino Act and other applicable approvals, the Warrantholder may exercise this Warrant in whole or in part at any time and from time to time up to 11:59 P.M., Eastern time, on the Expiration Date upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Exhibit A (the "Exercise Agreement") accompanied by the original of the Debentures to the Company during normal business hours on any Business Day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company by Debt Assignment (as hereinafter defined) of the Exercise Price for the Warrant Shares specified in the Exercise Agreement.  The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which the duly executed Exercise Agreement shall have been delivered to the Company (or such later date as may be specified in the Exercise Agreement).  Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall (subject to Section 5(e) below), at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.  In lieu of delivering physical certificates representing the Common Shares issuable upon exercise of this Warrant, provided the Company's Transfer Agent is participating in the Depository Trust Company ("DTC") Deposit/Withdrawal at Custodian ("DWAC") system, upon request of the Warrantholder, the Company shall use commercially reasonable efforts to cause its Transfer Agent to electronically transmit such shares issuable upon exercise to the Warrantholder (or its designee), by crediting the account of the Warrantholder's (or such designee's) prime broker with DTC through its DWAC system (provided that the same time periods herein as for stock certificates shall apply).

(b)
The Warrantholder may exercise this Warrant for a number of Common Shares less than the maximum number the Warrant Holder is entitled to purchase pursuant to this Warrant. In the event of a purchase of a number of Common Shares less than the maximum number which may be purchased pursuant to the Warrant, the Warrantholder shall be entitled to receive, without charge except as aforesaid, a new Warrant in respect of the balance of the Common Shares which such holder was entitled to purchase pursuant to this Warrant and which was not then purchased.

(c)
Mandatory Exercise of Warrant. Notwithstanding the first paragraph hereof and subject to the receipt of the necessary approvals (including without limitation, any expiration or early termination of any applicable waiting periods) under the Hart-Scott-Rodino Act and other applicable regulatory approvals, if the Issuer and/or the Company receive all permits required to commence construction of the NorthMet Project in form and substance satisfactory to the Warrantholder, acting reasonably, and Senior Construction Financing is made available to the Issuer and/or the Company (the "Threshold Period"), in form and substance satisfactory to the Warrantholder, acting reasonably, the Company may, provided the Warrantholder has provided consent that the conditions have been met, such consent not to be unreasonably withheld, within 10 Business Days after the end of any such Threshold Period, deliver a written notice to the Warrantholder to require the Warrantholder to exercise this Warrant for all but not less than all of the Warrant Shares.  Upon receipt of written notice (i) the Warrantholder shall be deemed to have exercised the Warrant, subscribed for all but not less than all the Warrant Shares and this Warrant shall immediately be cancelled; (ii) the Company and the Warrantholder shall execute the Debt Assignment Agreement in the form attached hereto as Exhibit B and the Debentures shall be automatically transferred to the Company in payment for the Warrant Shares and the Debentures shall be of no further force and effect and no further interest shall be payable on the Debentures and the Debentures will be returned to the Company in accordance with the Amendment and Waiver and (iii) the Warrant Shares shall be issued by the Company to the Warrantholder.

(d)
Expiration. After 11:59 P.M., Eastern time, on the Expiration Date, all rights under this Warrant in respect of which the right of subscription and purchase of Common Shares herein provided for shall not theretofore have been exercised shall wholly cease and terminate and this Warrant shall be void and of no effect.

(e)
Debt Assignment.  Payment of the Exercise Price for the Warrant Shares specified in the Exercise Agreement shall be paid by way of assignment by the Warrantholder to the Company of such Principal Amount of the Debentures as is equal to the Exercise Price (the "Debt Assignment").  In order to effect such Debt Assignment, the Warrantholder shall deliver concurrently with the Exercise Agreement a duly executed debt assignment agreement in the form attached hereto as Exhibit B (the "Debt Assignment Agreement") together with the original of the Debentures, which Debt Assignment Agreement the Company shall countersign and return a signed copy thereof to the Warrantholder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. Notwithstanding anything contained in this Warrant, the Warrantholder shall not be entitled to exercise this Warrant and purchase Common Shares for more than the Principal Amount outstanding on the applicable Exercise Date.

(f)
Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon exercise of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant.  The Warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise.  The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

6.	Compliance with the 1933 Act

Neither this Warrant nor the Warrant Shares to be issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this Warrant and, in respect of a transaction subject to United States securities laws, in conformity with the 1933 Act, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 6 with respect to any resale or other disposition of such security.  The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or a similar legend to be set forth on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

7.	Payment of Taxes

The Company shall pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued.  The Warrantholder shall be responsible for income taxes due under federal or state law, if any such tax is due.

8.	Mutilated or Missing Warrants

In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if reasonably requested by the Company.

9.	Representation and Warranty

The Company hereby represents and warrants to the Warrantholder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Common Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms.

10.	Covenants

The Company covenants and agrees that so long as any Warrants evidenced hereby remain outstanding:

(a)
the Company shall at all applicable times keep reserved, out of its authorized and unissued Common Shares, 125% of the number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant in full, and the transfer agent for the Common Shares, including every subsequent transfer agent for the Common Shares or other shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid ("Transfer Agent"), shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued Common Shares as shall be requisite for such purpose;

(b)
all Warrant Shares issued upon exercise of the Warrant in accordance with its terms shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable Common Shares;

(c)
the Company shall keep a conformed copy of this Warrant on file with its Transfer Agent, and shall supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant;

(d)
the Company shall and shall cause the Issuer to do, or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and obtain, preserve, renew and keep in full force and effect any and all material permits and licenses;

(e)
the Company shall maintain its status as a reporting issuer not in default in each of the provinces and territories of Canada pursuant to the Canadian Securities Laws and maintain a listing of the Common Shares on the TSX and NYSE AMEX  and have the Common Shares issued pursuant to the exercise of the Warrants listed and posted for trading on the TSX and NYSE AMEX;

(f)	the Company shall ensure, if required, that the share certificates representing the Warrant Shares carry a resale legend in the form prescribed by applicable Canadian Securities Laws; and

(g)
the Company shall give notice to the Warrantholder of its intention to fix a record date for any event referred to in Section 12 which may give rise to an adjustment in the Exercise Price, and, in each case, such notice shall specify the particulars of such event, the record date and the effective date for such event. Such notice shall be given not less than ten (10) Business Days in each case prior to such applicable record date.

11.	Exercise Price

The Exercise Price shall be payable in lawful money of the United States of America.

12.	Adjustments

Subject and pursuant to the provisions of this Section 12, the Exercise Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)	Dividends:

(i)
Share Repurchases: A purchase or redemption of Common Shares by the Company on any day at an average price on that day which exceeds the Share Repurchase Threshold will constitute a Dividend, and the amount of such Dividend per Common Share will be such excess.  On any day, the "Share Repurchase Threshold" means the Current Market Price of the Common Shares either (1) on that date, or (2) where an announcement (excluding for the avoidance of doubt, general authority for such purchases given by a shareholders meeting of the Company or any notice convening such meeting) has been made of the intention to purchase Common Shares at some future date at a specified price, on the Business Day immediately preceding the date of such announcement.

(ii)	Adjustment Event: If and whenever the Company shall distribute any Dividend to the Shareholders, the Exercise Price shall be subject to adjustment in accordance with this Section 12(a).

(iii)	Effective Date: For the purposes of this Section 12(a), the "Effective Date" means the date on which the relevant Dividend is actually distributed.

(iv)
Adjustment to the Exercise Price: If and whenever the Company shall distribute any Dividend to the Shareholders, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

A =      the Current Market Price of one Common Share (expressed in U.S. dollars) on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such Dividend; and

B =        the Fair Market Value on the date of such announcement of the portion of the Dividend attributable to one Common Share.

(v)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(a) shall apply, with effect from and including the Effective Date, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(b)	Bonus Issues:

(i)	Adjustment Event: If and whenever the Company shall make any Bonus Issue, the Exercise Price shall be subject to adjustment in accordance with this 12(b).

(ii)	Effective Date: For the purposes of this 12(b), the "Effective Date" means the date of issue of the relevant Common Shares.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A
B

where:

A =           the number of Common Shares in issue immediately before the issue of such Common Shares; and

B =           the number of Common Shares in issue immediately after the issue of such Common Shares.

(iv)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(b) shall apply, with effect from and including the Effective Date, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(c)	Consolidation or Subdivision:

(i)	Adjustment Event: If and whenever there shall be any consolidation or subdivision of the Common Shares, the Exercise Price shall be subject to adjustment in accordance with this Section 12(c).

(ii)	Effective Date: For the purposes of this Section 12(c), the "Effective Date" means the date on which such subdivision or consolidation becomes effective.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A
B

where:

A =           the number of Common Shares in issue immediately before such alteration; and

B =           the number of Common Shares in issue immediately after such alteration.

(iv)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(c) shall apply, with effect from and including the Effective Date, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(d)	Common Shares, Securities Rights and Share-Related Securities Issued to Shareholders:

(i)
Adjustment Event: If and whenever the Company shall issue, grant or offer Common Shares, Share-Related Securities, Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities to all or substantially all of the Shareholders as a class by way of rights as a result of which, in each case, Shareholders have the right to acquire Common Shares at a Consideration per Common Share which is less than 100%, of the Current Market Price of the Common Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue, grant or offer, the Exercise Price shall be subject to adjustment in accordance with this Section 12(d).

(ii)	Effective Date: For the purposes of this Section 12(d), the "Effective Date" means the first date on which the Common Shares are traded ex-rights, ex-warrants or ex-options on the Principal Market.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A =           the number of Common Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B =           the number of Common Shares which the Aggregate Consideration would purchase at such Current Market Price; and

C =           (1) in the case of an issue, grant or offer of Common Shares, the number of Common Shares comprised in the issue, grant or offer; or (2) in the case of an issue, grant or offer of Share-Related Securities or Securities Rights, the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities or Securities Rights at the initial price or rate.

(iv)
Formula: If on the date (for purposes of this Section 12(d), the "Specified Date") of issue, grant or offer of the relevant Share-Related Securities, Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities to all or substantially all of the Shareholders as a class by way of rights the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities or Securities Rights is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 12(d), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date; provided, however, that if such Share-Related Securities or Securities Rights expire or are canceled prior to the subsequent full exercise of this Warrant, the Aggregate Consideration for the related Common Shares shall not include the exercise, exchange or conversion price of such expired or canceled Share-Related Securities or Securities Rights.

(v)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(d) shall apply, with effect from and including the Effective Date, where the Exercise Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(e)	Issue of Other Securities to Shareholders:

(i)
Adjustment Event: If and whenever the Company shall issue any securities (other than Common Shares, Share-Related Securities, Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities) to all or substantially all of the Shareholders as a class by way of rights or the Company shall issue or grant any Securities Rights in respect of any securities (other than Common Shares, Share-Related Securities, Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities) or assets to all or substantially all of the Shareholders as a class, the Exercise Price shall be subject to adjustment in accordance with this Section 12(e).

(ii)	Effective Date: For the purposes of this Section 12(e), "Effective Date" means the first date on which the Common Shares are traded ex-rights, ex-warrants or ex-options on the Principal Exchange.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A – B
  A

where:

A =           the Current Market Price of one Common Share on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such issue or grant; and

B =           the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Common Share.

(iv)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(e) shall apply, with effect from and including the Effective Date, where the Exercise Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(f)	Issues of Common Shares at Below Current Market Price:

(i)
Adjustment Event: If and whenever the Company shall issue, wholly for cash, any Common Shares or the Company shall issue or grant, wholly for cash or for no consideration, Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities as a result of which, in each case, persons to whom the Common Shares or Securities Rights are issued or granted have the right to acquire Common Shares at a Consideration per Common Share which is less than 100%, of the Current Market Price of the Common Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue or grant, the Exercise Price shall be subject to adjustment in accordance with this Section 12(f). However, if any such issue or grant also falls within the terms of Section 12(d) or constitutes an issue of Common Shares consequent upon the exercise of Exchange Securities Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Common Shares, the Exercise Price shall not be subject to adjustment in accordance with this Section 12(f).

(ii)	Effective Date: For the purposes of this Section 12(f), the "Effective Date" means the date of issue of such Common Shares or, as the case may be, the issue or grant of such Securities Rights.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A =           the number of Common Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B =           the number of Common Shares which the Aggregate Consideration would purchase at such Current Market Price; and

C =           (1) in the case of an issue of Common Shares, the number of Common Shares issued; or (2) in the case of an issue or grant of Securities Rights, the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares and, if applicable, Share-Related Securities pursuant to the terms of such Securities Rights and, if applicable, Share-Related Securities at the initial price or rate.

(iv)
Formula: If on the date (for purposes of this Section 12(f), the "Specified Date") of issue or grant of the relevant Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares and, if applicable, Share-Related Securities pursuant to the terms of such Securities Rights and, if applicable, Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 12(f), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(v)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(f) shall apply, with effect from and including the Effective Date, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(g)	Share-Related Securities Issued Other than to Shareholders:

(i)
Adjustment Event: If and whenever the Company or (pursuant to arrangements with the Company) any other person or entity shall issue, wholly for cash or for no consideration, any Share-Related Securities or shall grant to any existing securities so issued such rights as to make such securities Share-Related Securities as a result of which, in each case, persons to whom the Share-Related Securities or such rights are issued or granted have the right to acquire Common Shares at a Consideration per Common Share which is less than 100%, of the Current Market Price of the Common Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of issue of such Share-Related Securities or the terms of such grant, the Exercise Price shall be subject to adjustment in accordance with this Section 12(g). However, if any such issue or grant also falls within the terms of Section 12(d) (Common Shares, Securities Rights and Share-Related Securities Issued to Shareholders), Section 12(e) (Issue of Other Securities to Shareholders) or Section 12(f) (Issues of Common Shares at Below Current Market Price), the Exercise Price shall not be subject to adjustment in accordance with this Section 12(g).

(ii)	Effective Date: For the purposes of this Section 12(g) the "Effective Date" means the date of issue of the Share-Related Securities or the grant of the relevant rights.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A =           the number of Common Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B =           the number of Common Shares which the Aggregate Consideration would purchase at such Current Market Price; and

C =           the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities at the initial price or rate.

(iv)
Formula: If on the date (for purposes of this Section 12(g), the "Specified Date") of issue of the relevant Share-Related Securities or date of grant of such rights the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 12(g)(iv), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(v)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this 12(f)(v) shall apply, with effect from and including the Effective Date, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(h)	Amendment of Terms of Securities Rights or Share-Related Securities:

(i)
Adjustment Event: If and whenever the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of any Securities Rights or Share-Related Securities are amended (other than in accordance with their terms of issue (including terms as to adjustment of such rights)) so that following such amendment the Consideration per Common Share is (1) reduced and (2) less than 100%, of the Current Market Price of the Common Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the proposals for such amendment, the Exercise Price shall be subject to adjustment in accordance with this Section 12(h).

(ii)	Effective Date: For the purposes of this Section 12(h), "Effective Date" means the date of amendment of such rights.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

A =           the number or Common Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

B =           the number of Common Shares which the Aggregate Consideration (calculated taking account of the amended rights) would purchase at such Current Market Price; and

C =           maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Securities Rights or Share-Related Securities at the amended subscription, purchase or acquisition price or rate (but giving credit in such manner as shall be Determined by an Expert to be appropriate for any previous adjustment under Section 12(d) (Common Shares, Securities Rights and Share-Related Securities Issued to Shareholders), Section 12(g) (Share-Related Securities Issued Other than to Shareholders) or this Section 12(h)).

(iv)
Formula: If on the date (for purposes of this Section 12(h), the "Specified Date") of such amendment the maximum number of Common Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Securities Rights or Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 12(h), "C" shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(v)
Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(h) shall apply, with effect from and including the Effective Date, where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant.

(i)	Other Arrangements to Acquire Securities:

(i)
Adjustment Event: If and whenever the Company or (pursuant to arrangements with the Company) any other person or entity shall offer any securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the Exercise Price shall be subject to adjustment in accordance with this Section 12(i). However, if any such offer also causes the Exercise Price to be adjusted within the terms of Section 12(d) (Common Shares, Securities Rights and Share-Related Securities Issued to Shareholders) or Section 12(e) (Issue of Other Securities to Shareholders) (or would cause the Exercise Price to be so adjusted if the relevant Consideration per Common Share was less than 100% of the Current Market Price per Common Share on the relevant Exchange Business Day), the Exercise Price shall not be subject to adjustment in accordance with this Section 12(i).

(ii)	Effective Date: For the purposes of this Section 12(i), the "Effective Date" means the first date on which the Common Shares are traded ex-rights on the Principal Exchange.

(iii)
Adjustment to the Exercise Price: Where the Exercise Date in respect of the relevant part (if applicable) of the Warrant has not occurred prior to the Effective Date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the Effective Date by the following fraction:

A – B
   A

where:

A =           the Current Market Price of one Common Share on the Exchange Business Day immediately preceding the date of the first public announcement of such offer; and

B =           the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Common Share.

Effect of Adjustment: The Exercise Price as adjusted pursuant to this Section 12(i) shall apply, with effect from and including the Effective Date, where the Exercise Date has not occurred prior to the Effective Date. Any such adjustment shall be subject to any subsequent adjustment pursuant to the provisions of this Warrant

(j)	Other Events; Contemporaneous Events:

(i)	Adjustment Event: If either the Company determines and gives notice in writing thereof to the Company that:

(A)
an adjustment should be made to the Exercise Price as a result of one or more events or circumstances not referred to in Section 12(a) (Dividends) to Section 12(i) (Other Arrangements to Acquire Securities) (even if the relevant event or circumstance is specifically excluded from the operation of Section 12(a) (Dividends) to Section 12(i) (Other Arrangements to Acquire Securities)) in order to preserve the theoretical value of the aggregate number of Common Shares which may be delivered on exercise of the Warrant or on exercise of the right to subscribe in each case pursuant to the terms of this Warrant; or

(B)
more than one event which gives rise or may give rise to an adjustment to the Exercise Price has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to preserve the theoretical value of the aggregate number of Common Shares which may be delivered on exercise of the Warrant or on exercise of the right to subscribe in each case pursuant to the terms of this Warrant; or

(C)
one event which gives rise or may give rise to more than one adjustment to the Exercise Price has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to preserve the theoretical value of the aggregate number of Common Shares which may be delivered on exercise of the Warrant or on exercise of the right to subscribe in each case pursuant to the terms of this Warrant, then the Company shall, at its own expense, procure that such adjustments (if any) to the Exercise Price or the other provisions of this Warrant as is fair and reasonable to take account thereof, as Determined by an Expert, is made and the date on which such adjustment should take effect shall also be Determined by an Expert.

(ii)
Effective Date: Upon such determination, the Company shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided, however, that an adjustment shall only be made pursuant to this Section 12(d) if the relevant Expert is requested to make such a determination not more than sixty (60) days after the date on which the relevant event occurs or circumstances exist.

(k)	Adjustments for Exercise near a Record Date:

(i)
Adjustment Event: If and whenever the Exercise Price is to be adjusted pursuant to any of Section 12(a) (Dividends) to Section 12(j) (Other Events; Contemporaneous Events) and the Exercise Date in respect of the relevant part (if applicable) of the Warrantholder is either:

(A)
after the Record Date for any such issue, distribution, grant or offer as is mentioned in the relevant provision of this Warrant but before the relevant adjustment becomes effective under such provision; or

(B)
before the Record Date for any such issue, distribution, grant or offer as is mentioned in the relevant provision of this Warrant but in circumstances where the Warrantholder is unable, by the relevant Record Date, to become duly entitled to the Common Shares for the purpose of receiving the issue, distribution, grant or offer as is mentioned in the relevant provision of this Warrant, the Exercise Right shall be subject to adjustment in accordance with this Section 12(k).

(ii)
Adjustment to the Exercise Right: Upon the relevant adjustment becoming effective under the relevant provision of this Warrant, the Company shall procure that there shall be issued to the Warrantholder or in accordance with the instructions contained in the Exercise Agreement (subject to any applicable exchange control or other laws or other regulations) such additional number of Common Shares as, together with the Common Shares issued or to be issued on exercise, is equal to the number of Common Shares which would have been required to be issued on exercise if the relevant adjustment to the Exercise Price had in fact been made and become effective immediately before the Exercise Date in respect of the relevant part (if applicable) of the Warrant.

(l)	Aggregate Consideration and Consideration per Common Share:

(i)	Applicability of these Provisions: For the purpose of calculating any adjustment to the Exercise Price pursuant to the provisions of this Warrant, in the case of any:

(A)	issue, grant or offer of Common Shares, Share-Related Securities, Securities Rights in respect of Common Shares or Securities Rights in respect of Share-Related Securities; or

(B)	grant to any existing securities issued of such rights as to make such securities Share-Related Securities; or

(C)	amendment of the terms of any Securities Rights or Share-Related Securities (other than in accordance with their terms of issue),

the "Aggregate Consideration" and the "Number of Common Shares" shall be calculated or determined (if necessary) in accordance with the following provisions of this Section 12(l) and the "Consideration per Common Share" shall, in each case, be the relevant Aggregate Consideration divided by the relevant Number of Common Shares.

(ii)	Shares for Cash: In the case of an issue, grant or offer of Common Shares for cash:

(A)
the Aggregate Consideration shall be the amount of such cash, provided that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Company for any underwriting of the issue or otherwise in connection therewith; and

(B)	the Number of Common Shares shall be the number of Common Shares so issued, granted or offered.

(iii)	Shares not for Cash: In the case of the issue, grant or offer of Common Shares for a consideration in whole or in part other than cash:

(A)
the Aggregate Consideration shall be the amount of such cash (if any) plus the consideration other than cash, which shall be deemed to be the Fair Market Value thereof or, if pursuant to applicable law such determination is to be made by application to a court of competent jurisdiction, the value thereof as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof; and

(B)	the Number of Common Shares shall be the number of Common Shares so issued, granted or offered.

(iv)
Issue of Share-Related Securities: In the case of the issue, grant or offer of Share-Related Securities or Securities Rights in respect of Share-Related Securities or the grant to any securities issued of such rights as to make such securities Share-Related Securities:

(A)	the Aggregate Consideration shall be:

(1)	the consideration (if any) received by the Company for such Share-Related Securities and (if applicable) Securities Rights or, as the case may be, such grant; and

(2)
the additional consideration (if any) to be received by the Company upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Securities Rights at the initial price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (ii) and (iii) of this Section 12(l); and

(B)
the Number of Common Shares shall be the number of Common Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Securities Rights at the initial price or rate.

(v)
Amendment of Share-Related Securities/Securities Rights in Respect of Share-Related Securities: In the case of the amendment of the terms of any Share-Related Securities and/or Securities Rights in respect of Share-Related Securities (in either case, other than in accordance with their terms of issue):

(A)	the Aggregate Consideration shall be:

(1)	the consideration (if any) received by the Company for such amendment; and

(2)
the additional consideration (if any) to be received by the Company upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Securities Rights at the initial price or rate or (in the case of an amendment to the terms of such Securities Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (ii) and (iii) of this Section 12(l); and

(B)
the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

(vi)
Securities Rights in Respect of Common Shares: In the case of the issue, grant or offer of Securities Rights in respect of Common Shares or the amendment of the terms of any Securities Rights in respect of Common Shares (other than in accordance with their terms of issue):

(A)	the Aggregate Consideration shall be:

(1)	the consideration received by the Company for any such Securities Rights or, as the case may be, such amendment; and

(2)
the additional consideration to be received by the Company upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Securities Rights at the initial price or rate or (in the case of an amendment to the terms of such Securities Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (ii) and (iii) of this Section 12(l); and

(B)
the Number of Common Shares shall be the number of Common Shares to be issued upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Securities Rights at the initial price or rate or (in the case of an amendment to the terms of such Securities Rights) the amended price or rate.

(vii)
Currency Translation: If any of the consideration referred to in any of the preceding paragraphs of this Section 12 is receivable in a currency other than U.S. dollars, such consideration shall be translated into U.S. dollars for the purposes of this Section 12:

(A)
in any case where there is a fixed rate of exchange between U.S. dollars and the relevant currency for the purposes of the issue, grant or offer of the Common Shares, Share-Related Securities or Securities Rights, the exercise of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Securities Rights or the exercise of the rights to subscribe for, purchase or otherwise acquire Common Shares pursuant to the terms of such Securities Rights or Share-Related Securities, at such fixed rate of exchange; and

(B)	in all other cases, at the Screen Rate on the date as of which the said consideration is required to be calculated.

(m)
Common Shares Issuances:   The foregoing provisions of this Section 12 shall not apply to issuances or sales of (i) the Warrant Shares, (ii) Common Shares upon conversion, exercise or exchange of Convertible Securities outstanding on the issuance date hereof in accordance with the terms in effect on such issuance date, or (iii) Common Shares or Convertible Securities under the Company's duly adopted stock option and bonus plans for employees and directors (whether or not such stock option or bonus plans or the issuance of any shares thereunder remain to be approved by shareholders of the Company).  For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Shares issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Shares upon exercise, exchange or conversion of such Convertible Securities.

(n)
Successive Adjustments: The adjustments provided for in Section 12 are cumulative and shall apply (without duplication) to successive events resulting in any adjustment under the provisions of this Section 12.

(o)	Rounding of Adjustments: All calculations under this Section 12 shall be made to four decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(p)
Notice of Adjustments:  Whenever the Exercise Price is adjusted pursuant to Sections 12(a) through 12(j), inclusive, the Company shall promptly deliver to the Warrantholder, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(q)
Capital Reorganization:  If and whenever at any time prior to Expiration Date there shall be a reorganization, reclassification or other change of Common Shares outstanding at such time or change of the Common Shares into other shares or into other securities, or a consolidation, amalgamation, arrangement or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale, conveyance or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash (any of such events being herein called a "Capital Reorganization"), any Warrantholder who exercises its right to subscribe for and purchase Warrant Shares pursuant to the exercise of the Warrant after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Warrant Shares to which the Warrantholder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, including cash, which the Warrantholder would have received as a result of such Capital Reorganization had it exercised its right to acquire Warrant Shares immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had it been the registered holder of such Warrant Shares on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Sections 13(a) through 13(j), inclusive.  No Capital Reorganization shall be completed by the Company unless the foregoing provisions of this Section 13(r) have been complied with to the satisfaction of the Warrantholder and the Warrantholder has confirmed the same in writing to the Company, which confirmation shall not be unreasonably withheld.

13.	Fractional Interest

The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section 13, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

14.	Benefits

Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder and their respective successors and assigns.

15.	Notices to Warrantholder

Upon the happening of any event requiring an adjustment of the Exercise Price, the Company shall forthwith give written notice thereof to the Warrantholder pursuant to the provisions of Section 16 hereof, stating the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  In the event of a dispute with respect to any such calculation, the adjusted Exercise Price and the adjusted number of Warrant Shares resulting from such event shall be Determined by an Expert.  At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Exercise Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

16.	Notices

Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if delivered personally or by facsimile or if sent by an internationally recognized courier, addressed as follows:

PolyMet Mining Corp.
390 - 3600 Lysander Lane
Richmond, BC
V7B 1C3

Attn: Douglas Newby, Chief Financial Officer
Fax: (604) 248-0940

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 16.

Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 16.

All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.  All faxes shall be effective upon receipt.

17.	Registration Rights

The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

18.	Successors

All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

19.	Governing Law

 This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles that would defer to the substantive laws of another jurisdiction.

20.	Replacement Warrants

The Company agrees that within ten (10) Business Days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Exercise Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which this Warrant is then exercisable.  Such changes are intended not as amendments to the Warrant but only as clarification of the foregoing numbers for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Exercise Price or number of Warrant Shares contained herein.

21.	Absolute Obligation to Issue Warrant Shares

The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares.  The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

22.	Assignment, Etc.

The Warrantholder may not assign or transfer this Warrant in whole or in part to any transferee without the consent of the Company, except to a Person who is the prior or concurrent transferee with respect to all or a portion of the Principal Amount of the Debentures and, in such case, only with respect to a number of Common Shares equal to the Principal Amount of the Debentures held by such transferee divided by the Exercise Price.  The Warrantholder shall notify the Company of any such assignment or transfer promptly.  This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

POLYMET MINING CORP.

By:	/s/ Douglas Newby
Name:	Douglas Newby
Title:	CFO

Attest:

Sign:	/s/ Joseph Walsh
Print Name:	Joseph Walsh

EXHIBIT A

POLYMET MINING CORP.
WARRANT EXERCISE FORM

PolyMet Mining Corp.
390 - 3600 Lysander Lane
Richmond, BC
V7B 1C3

Attn:
Fax:

This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder, _______________ Common Shares ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

Name

Address

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares be issued as follows, subject to Section 5(e) of the Warrant:

Name

Address

In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Deposit and Withdrawal at Custodian ("DWAC") system, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its DWAC system.

Dated:	Signature:

Name (please print)

Address

A-2

EXHIBIT B

DEBT ASSIGNMENT AGREEMENT

THIS AGREEMENT is made as of the ____ day of _________, _____.

BETWEEN:

[NAME OF WARRANTHOLDER],
(hereinafter referred to as the "Assignor"),

- and -
POLYMET MINING CORP.
(hereinafter referred to as the "Company").

WHEREAS the Assignor, as warrantholder, wishes to purchase, subject to the provisions of the Exchange Warrant and at the Exercise Price, the Warrant Shares from the Company;

AND WHEREAS the Exercise Price for the Warrant Shares is to be paid by way of assignment by the Assignor to the Company of such Principal Amount of the Debentures as is equal to the Exercise Price;

AND WHEREAS to effect such assignment, the Assignor has delivered this executed Agreement concurrently with the executed Exercise Agreement and an original copy of the Debentures;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and the sum of Cdn.$1.00 now paid by each of the parties to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree and covenant as follows:

1.	Definitions

Unless otherwise defined herein, all capitalized terms used in this agreement (this "Agreement") shall have the respective meanings ascribed to them in the Amended and Restated Exchange Warrant issued by the Company to the Assignor, dated October 31, 2008, as amended November •, 2011 (the "Exchange Warrant").

2.	Assignment and Assumption

In full satisfaction of the Exercise Price, the Assignor hereby assigns and transfers to the Company all of the Assignor's right, title and interest in and to such Principal Amount of the Debentures as is equal to the Exercise Price, and the Company hereby accepts such assignment and transfer.

3.	Paramountcy

In the event of any conflict or inconsistency between this Agreement and the provisions of the Exchange Warrant, the provisions of the Exchange Warrant shall prevail.

4.	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns.

5.	Further Assurances

Upon the request form time to time of a party, the other party shall execute all such further transfers, assignments, assumptions, notices and other documents, shall obtain all such consents and approvals and shall do or cause to be done all such other acts and things as the requesting party may reasonably consider necessary or advisable to effectively carry out this Agreement.

6.	Governing Law

This Agreement shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles that would defer to the substantive laws of another jurisdiction.

7.	Time of the Essence

Time shall be of the essence of this Agreement.

8.	Headings, Extended Meanings

The headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof and are not to be considered in the interpretation hereof.  In this Agreement, words importing the singular include the plural and vice versa; words importing the masculine gender include the feminine and vice versa; and words importing person include firms or corporations and vice versa

[NAME OF WARRANTHOLDER]

We have authority to bind the Corporation

POLYMET MINING CORP.

We have authority to bind the Corporation

B-2